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                                                                    EXHIBIT 99.2


                                BCOM3 GROUP, INC.


                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby directs Roger A. Haupt, as the attorney of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Bcom3 Group, Inc. ("Bcom3"), to be held at ____________ at _______, on _________, 2002 at __ a.m., Central Daylight Time, and at any adjournment or postponement thereof, with all the powers which the undersigned might have if personally present at the meeting, and directs such person to vote such stock as set forth below on all matters coming before said meeting.


         The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus, each dated __________, 2002, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the corporation, gives notice of such revocation.

         THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

         PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

         |X| PLEASE MARK VOTES AS IN THIS EXAMPLE

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:


         1. Proposal to adopt the Agreement and Plan of Merger dated as of March 7, 2002 among Bcom3, Boston Three Corporation and Dentsu Inc., and to approve the merger of Boston Three Corporation with and into Bcom3. In this merger, each outstanding share of Class B common stock of Bcom3 will be converted into the right to receive 1.665067 shares of Class B common stock of Bcom3.


               |_| FOR                |_| AGAINST                |_| ABSTAIN


         2. Proposal to adopt the Agreement and Plan of Merger dated as of March 7, 2002, among Publicis Groupe S.A., Philadelphia Merger Corp., Philadelphia Merger LLC, and Bcom3, as amended by Amendment No. 1 thereto dated as of June
  , 2002, and to approve the merger of Bcom3 with and into Philadelphia Merger Corp. In this merger, each outstanding share of Class B common stock of Bcom3 will be converted into the right to receive (1) 4.021399 Publicis ordinary shares, par value euro 0.40 per share, (2) bare legal title to 0.957024 Publicis ordinary shares for a two-year period, (3) 0.047940 Publicis ORAs, (4) net cash proceeds from the sale of euro 26.318797 in principal amount of the debt portion of Publicis OBSAs (net of sale expenses and an amount to cash out Bcom3 options) and (5) warrants to purchase 0.862911 Publicis ordinary shares, as more fully
described in the proxy statement/prospectus dated       , 2002 relating to this
merger.


               |_| FOR                |_| AGAINST                |_| ABSTAIN


         3. Proposal to grant discretionary authority to vote in favor of an adjournment of the meeting, if necessary.



               |_| FOR                |_| AGAINST                |_| ABSTAIN



         In his discretion, the proxy is authorized to vote upon such other matter(s) as may properly come before the meeting or any postponements or adjournments thereof.


                 MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW |_|

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ADOPTION OF EACH MERGER AGREEMENT AND APPROVAL OF EACH MERGER.

         Please date and sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. If shares are held by joint tenants or as community property, both parties should sign.


Signature:                                      Date:
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Signature:                                      Date:
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